HealthStream Announces First Quarter 2024 Results Page 1 April 22, 2024	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES FIRST QUARTER 2024 RESULTS

NASHVILLE, Tenn. (April 22, 2024)— HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform for workforce solutions, announced today results for the first quarter ended March 31, 2024.

First Quarter 2024

•	Revenues of $72.8 million in the first quarter of 2024, up 6% from $68.9 million in the first quarter of 2023
•	Operating income of $5.7 million in the first quarter of 2024, up 97% from $2.9 million in the first quarter of 2023
•	Net income of $5.2 million in the first quarter of 2024, up 99% from $2.6 million in the first quarter of 2023
•	Earnings per share (EPS) of $0.17 per share (diluted) in the first quarter of 2024, up from $0.09 per share (diluted) in the first quarter of 2023
•	Adjusted EBITDA[1] of $17.1 million in the first quarter of 2024, up 24% from $13.7 million in the first quarter of 2023
•	Board of Directors declared a quarterly cash dividend of $0.028 per share, payable on May 17, 2024 to holders of record on May 6, 2024

Financial Results:

First Quarter 2024 Compared to First Quarter 2023

Revenues for the first quarter of 2024 increased by $3.8 million, or six percent, to $72.8 million, compared to $68.9 million for the first quarter of 2023. Subscription revenues increased $4.2 million, or six percent, and professional services revenues declined by $0.4 million.

Operating income was $5.7 million for the first quarter of 2024, up 97 percent from $2.9 million in the first quarter of 2023. The improvement in operating income was primarily attributable to increased revenues, a reduction in labor costs (primarily resulting from $1.0 million of severance charges incurred during the first quarter of 2023 in connection with the Company's restructuring under a single platform strategy), a decrease in professional fees, and an increase in capitalized labor associated with software development activities, which were partially offset by increases in software, cloud hosting expenses, royalties, amortization, and general marketing expenses.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces First Quarter 2024 Results Page 2 April 22, 2024

Net income was $5.2 million in the first quarter of 2024, up 99 percent from $2.6 million in the first quarter of 2023, and EPS was $0.17 per share (diluted) in the first quarter of 2024, up from $0.09 per share (diluted) in the first quarter of 2023. Net income and EPS for the first quarter of 2023 were negatively impacted by severance charges recognized in the amounts of $0.8 million and $0.03 per share (diluted), respectively, in connection with the 2023 restructuring discussed above.

Adjusted EBITDA was $17.1 million for the first quarter of 2024, up 24 percent from $13.7 million in the first quarter of 2023.

At March 31, 2024, the Company had cash and cash equivalents and marketable securities of $83.7 million. The Company does not have any outstanding indebtedness for borrowed money. Capital expenditures incurred during the first quarter of 2024 were $6.9 million.

Other Business Updates

On September 13, 2023, the Company announced a share repurchase program under which the Company was authorized to repurchase up to $10.0 million of its outstanding shares of common stock. Pursuant to this authorization, the Company repurchased shares valued at an aggregate of $8.9 million, with no shares repurchased during the three months ended March 31, 2024. The program expired on March 31, 2024.

On April 22, 2024, the Board approved a quarterly cash dividend under the Company's dividend policy of $0.028 per share, payable on May 17, 2024 to holders of record on May 6, 2024.

Financial Outlook for 2024

The Company reaffirms its guidance for 2024 for the measures set forth below as previously announced on February 19, 2024. For a reconciliation of projected adjusted EBITDA, a non-GAAP financial measure defined later in this release, to projected net income (the most comparable GAAP measure) for 2024, see the table included on page nine of this release.

	Full Year 2024 Guidance
	Low		High
Revenue	$292.0	-	$296.0	million

Adjusted EBITDA[1]	$64.5	-	$67.5	million

Capital Expenditures	$28.0	-	$30.0	million

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s guidance for 2024 as set forth above reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals, and assumes that general economic conditions, including inflationary pressures, do not deteriorate. This consolidated guidance does not include the impact of any acquisitions that we may complete during 2024, gains or losses from changes in the fair value of minority investments, or impairment of long-lived assets.

HealthStream Announces First Quarter 2024 Results Page 3 April 22, 2024

Commenting on first quarter 2024 results, Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, “We were pleased to achieve record quarterly revenues, record adjusted EBITDA, and a strong quarter overall, giving us confidence to reiterate our previously announced financial guidance. We believe our workforce solutions are well-aligned with the current industry focus to engage, retain, and develop the healthcare workforce.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, April 23, 2024, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/qb8uq3o7. To participate via telephone, please register in advance using this link: https://register.vevent.com/register/BI99e7a8ec23464d6b8234f2b518bc2799. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. In addition, as discussed below, for periods ended on or prior to December 31, 2023, adjusted EBITDA excludes the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

As previously disclosed, prior to the Company early adopting ASU 2021-08 effective January 1, 2022, following the completion of any acquisition by the Company, the Company was required to record the acquired deferred revenue at fair value as defined in GAAP, which typically resulted in a write-down of the acquired deferred revenue.  In connection therewith, management determined that including an adjustment in the definition of adjusted EBITDA for the impact of the deferred write-downs associated with fair value accounting for businesses acquired prior to the January 1, 2022 effective date of the Company's adoption of ASU 2021-08 (the “Pre-2022 Acquisitions”) provided useful information to investors because the deferred revenue write-down recognized in periods after any such Pre-2022 Acquisitions could, given the nature of this non-cash accounting impact, cause our GAAP financial results during such periods to not fully reflect our underlying operating performance. Following the adoption of ASU 2021-08, contracts acquired in an acquisition completed on or after January 1, 2022 have been measured as if the Company had originated the contract (rather than the contract being measured at fair value) such that, for such acquisitions, the Company no longer records deferred revenue write-downs associated with acquired businesses.  With respect to periods ended on or prior to December 31, 2023, the Company has included an adjustment in the calculation of adjusted EBITDA for the impact of deferred revenue write-downs associated with the Pre-2022 Acquisitions consistent with this prior accounting standard, given the ongoing impact of such deferred revenue on our financial results under GAAP over this time period.  With respect to periods beginning on and after January 1, 2024, the Company is no longer recognizing any deferred revenue write-downs associated with the Pre-2022 Acquisitions under GAAP, and accordingly such deferred revenue write-downs are no longer an adjustment in connection with the calculation of adjusted EBITDA for periods beginning on and after January 1, 2024.

HealthStream Announces First Quarter 2024 Results Page 4 April 22, 2024

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 800-521-0574.

HealthStream Announces First Quarter 2024 Results Page 5 April 22, 2024

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenues, net	$72,760	$68,946
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	24,617	23,856
Product development	12,032	11,680
Sales and marketing	11,773	11,728
Other general and administrative expenses	8,312	8,865
Depreciation and amortization	10,336	9,926
Total operating costs and expenses	67,070	66,055

Operating income	5,690	2,891

Other income, net	853	250

Income before income tax provision	6,543	3,141
Income tax provision	1,316	518
Net income	$5,227	$2,623

Net income per share:
Basic	$0.17	$0.09
Diluted	$0.17	$0.09

Weighted average shares of common stock outstanding:
Basic	30,313	30,591
Diluted	30,418	30,659
Dividends declared per share	$0.028	$0.025

HealthStream Announces First Quarter 2024 Results Page 6 April 22, 2024

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$52,407	$40,333
Marketable securities	31,265	30,800
Accounts and unbilled receivables, net	44,054	38,446
Prepaid and other current assets	19,663	20,631
Total current assets	147,389	130,210

Capitalized software development, net	41,118	40,643
Property and equipment, net	12,537	13,005
Operating lease right of use assets, net	19,483	20,114
Goodwill and intangible assets, net	255,522	259,410
Deferred commissions	30,671	31,700
Other assets	4,885	4,860
Total assets	$511,605	$499,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$27,802	$34,738
Deferred revenue	98,268	83,623
Total current liabilities	126,070	118,361
Deferred tax liabilities	16,868	16,132
Deferred revenue, noncurrent	2,076	2,169
Operating lease liability, noncurrent	19,484	20,247
Other long-term liabilities	2,253	2,281
Total liabilities	166,751	159,190

Shareholders’ equity:
Common stock	249,280	249,075
Accumulated other comprehensive loss	(1,172)	(691)
Retained earnings	96,746	92,368
Total shareholders’ equity	344,854	340,752
Total liabilities and shareholders' equity	$511,605	$499,942

HealthStream Announces First Quarter 2024 Results Page 7 April 22, 2024

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2024	2023
Operating activities:
Net income	$5,227	$2,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,336	9,926
Stock-based compensation	1,060	945
Amortization of deferred commissions	2,957	2,712
Deferred income taxes	771	800
Provision for credit losses	174	209
Loss on equity method investments	31	127
Other	(346)	(85)
Changes in assets and liabilities:
Accounts and unbilled receivables	(5,782)	(4,787)
Prepaid and other assets	(1,783)	(2,750)
Accounts payable, accrued, and other liabilities	(6,259)	(3,683)
Deferred revenue	14,552	14,504
Net cash provided by operating activities	20,938	20,541

Investing activities:
Business combinations, net of cash acquired	—	(6,621)
Changes in marketable securities	(124)	(1,850)
Proceeds from sale of non-marketable equity investments	765	—
Purchases of property and equipment	(742)	(879)
Payments associated with capitalized software development	(7,019)	(7,566)
Net cash used in investing activities	(7,120)	(16,916)

Financing activities:
Taxes paid related to net settlement of equity awards	(855)	(791)
Payment of cash dividends	(849)	—
Net cash used in financing activities	(1,704)	(791)

Effect of exchange rate changes on cash and cash equivalents	(40)	(21)
Net increase in cash and cash equivalents	12,074	2,813
Cash and cash equivalents at beginning of period	40,333	46,023
Cash and cash equivalents at end of period	$52,407	$48,836

HealthStream Announces First Quarter 2024 Results Page 8 April 22, 2024

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$5,227	$2,623
Deferred revenue write-down	—	50
Interest income	(904)	(363)
Interest expense	24	33
Income tax provision	1,316	518
Stock-based compensation expense	1,060	945
Depreciation and amortization	10,336	9,926
Adjusted EBITDA	$17,059	$13,732

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces First Quarter 2024 Results Page 9 April 22, 2024

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2024

(In thousands)

(Unaudited)

	Low	High
Net income	$14,500	$16,500
Interest income	(2,400)	(2,600)
Interest expense	100	100
Income tax provision	5,200	5,800
Stock-based compensation expense	4,800	5,000
Depreciation and amortization	42,300	42,700
Adjusted EBITDA	$64,500	$67,500

HealthStream Announces First Quarter 2024 Results Page 10 April 22, 2024

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2024 and our quarterly dividend policy, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, ongoing inflationary and recessionary pressures, geopolitical instability (including as the result of the Russia/Ukraine conflict, the conflict in the Middle East, and the potential expansion of such conflicts), legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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